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                                                                    Exhibit 10.4


                           UNITED NATIONAL GROUP, LTD.
                              SHARE INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS

            The purpose of the Plan is to give United National Group, Ltd., a Cayman Islands exempted company formed with limited liability whose office is located c/o Walkers SPV Limited, Walker House, P.O. Box 908GT, Grand Cayman, Cayman Islands (the "Company"), and its Affiliates (as defined below) a competitive advantage in attracting, retaining and motivating officers, employees, consultants and non-employee directors, and to provide the Company and its Affiliates with a stock plan providing incentives linked to the financial results of the Company's businesses and increases in shareholder value.

            For purposes of the Plan, the following terms are defined as set forth below:

            "Affiliate" of a Person means a Person, directly or indirectly, controlled by, controlling or under common control with such Person and with respect to the Company, includes without limitation its Subsidiaries and its Parent.

            "Award" means any award under this Plan of any Stock Option, Restricted Stock, or Other Stock-Based Award.

            "Award Agreement" means a Restricted Stock Agreement or an Option Agreement. An Award Agreement may include provisions included in an employment or consulting agreement of the Company or any of its Affiliates.

            "Board" means the Board of Directors of the Company.

            "California Participant" means, in the case of individuals, any Participant residing in California or working primarily in the California offices of the Company or an Affiliate of the Company, or, in the case of an entity, any Participant having its principal place of business in California.

            "Cause" means, unless otherwise provided in the Participant's employment or consulting agreement with the Company or any of its Affiliates, that (i) the Participant is charged with or has committed a felony or other crime involving moral turpitude or conduct adverse to the interests of the Company, (ii) the Participant commits fraud, embezzlement or other conduct adverse to the interests of the Company or its Affiliates, (iii) the Participant substantially fails to perform his duties or obligations to the Company or its Affiliates, provided that he has been given notice and an opportunity to cure not to exceed thirty (30) days under circumstances in which the Board determines, in its sole discretion, that such failure to perform is in fact curable, or (iv) the Participant violates Company policies or policies of its Affiliates or materially breaches any representation made to the Company or its Affiliates.
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            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

            "Committee" means (a) (i) before an IPO or date any class of common equity securities of the Company are required to be registered under Section 12 of the Exchange Act (a "Registration Event"), a committee (or subcommittee) of the Board that the Board may designate to administer or make decisions required to be made under the Plan, and (ii) after a Registration Event, such committee (or subcommittee) of the Board that the Board may designate to administer or make decisions required to be made under the Plan, whose membership shall be composed of not less than two Non-Employee Directors and, to the extent required by Section 162(m) of the Code and any regulations thereunder, an "outside director" as defined under Section 162(m) of the Code, each of whom shall be appointed by and serve at the pleasure of the Board or (b) if at any time no such committee of the Board is so designated by the Board, the Board.

            "Common Stock" means the Class A common shares, par value $0.0001 per share, of the Company having the rights, preferences and privileges set out in the Company's Articles of Association, as amended from time to time.

            "Company" has the meaning set forth in the preamble hereto and any successors by operation of law.

            "Disability" means permanent and total disability as defined in
Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

            "Employment" means, unless otherwise defined in an applicable Award Agreement or employment or consulting agreement, employment with, or service as a director or officer of, or as a consultant to, the Company or any of its Affiliates.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

            "Exercise Price" has the meaning set forth in Section 5(a).

            "Fair Market Value" of the Common Stock means (unless otherwise provided in the applicable Award Agreement), as of any given date, the closing price on the applicable date of the Common Stock on the New York Stock Exchange, Inc. or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or, if not so listed, on The Nasdaq Stock Market, Inc. and, if not so quoted, the average of the closing bid and ask prices for the Common Stock in the over-the-counter market on which the Common Stock is actively traded. If such sales prices are not so available or the Common Stock is not actively traded, as determined by the Committee in its sole discretion, the Fair Market Value of the Common Stock shall mean the fair value as determined by the Committee in light of all circumstances, including comparable recent bona fide sales of applicable or similar securities. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Stock Option is granted.

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            "Family Member" means, solely to the extent provided for in Rule 701 under the Securities Act or, following the filing of a Securities Act Form S-8 with respect to the Plan, solely to the extent provided for in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons
(or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent (50%) of the voting interests or as otherwise defined in Rule 701 under the Securities Act or Securities Act Form S-8, as applicable.

            "FPC" means Fox Paine & Company, LLC, its subsidiaries and related entities (including without limitation Fox Paine Capital, LLC, Fox Paine Capital Fund, L.P., Fox Paine Capital Fund II GP, LLC, Fox Paine Capital Fund II L.P., Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, L.P.), and all Persons that are partners or shareholders or members in any such related entities) and all partners, members, directors, employees, shareholders and agents of any of the foregoing.

            "Incentive Stock Option" means a Stock Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            "IPO" means the consummation of a registered underwritten public offering or offerings of Common Stock or other equity security of the Company after the date hereof with gross proceeds to the Company in the aggregate of at least $60 million.

            "Management Shareholders' Agreement" means the Management Shareholders' Agreement, dated as of September 5, 2003, among the Company the FPC Stockholder and the Management Investors, as defined therein, as amended from time to time.

            "Non-Employee Director" means a member of the Board who qualifies as a Non-Employee Director (as defined in Rule 16b-3(b)(3) as promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC).

            "Nonstatutory Stock Option" means a Stock Option not intended to qualify as an Incentive Stock Option.

            "Option Agreement" means an agreement setting forth the terms and conditions of a Stock Option Award.

            "Other Stock-Based Award" means any Award granted under Section 7.

            "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

            "Participant" has the meaning set forth in Section 4.

            "Performance Criteria" has the meaning set forth in Exhibit A.

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            "Performance Goal" means the objective performance goals established by the Committee and, if desirable for purposes of Section 162(m) of the Code, based on one or more Performance Criteria.

            "Performance Period" means three consecutive fiscal years of the Company, or such shorter period as determined by the Committee in its discretion.

            "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

            "Plan" means the U.N. Holdings, Inc. Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

            "Plan Shares" has the meaning set forth in Section 10(a).

            "Restricted Stock" means an Award of Common Stock granted under
Section 6.

            "Restricted Stock Purchase Agreement" means an agreement setting forth the terms and conditions of an Award of Restricted Stock.

            "Retirement" means a Participant's Termination of Employment without Cause at or after age fifty-five (55).

            "SEC" means the Securities and Exchange Commission or any successor agency.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor thereto.

            "Stock Award" means an Award consisting of either shares of Common Stock or a right to receive shares of Common Stock in the future, each pursuant to Section 6 of the Plan.

            "Stock Option" means any Nonstatutory Stock Option or Incentive Stock Option.

            "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

            "Termination of Employment" means (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company or an Affiliate, unless the Participant thereupon becomes employed by the Company or another affiliate.

            In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

SECTION 2. ADMINISTRATION

            This Plan shall be administered by the Committee.

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            Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

            (a) select the Participants to whom Awards may from time to time be granted and designate the Affiliates of the Company for purposes of the Plan;

            (b) determine whether and to what extent Awards are to be granted hereunder;

            (c) determine the number of shares of Common Stock to be covered by each Award granted hereunder;

            (d) determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Exercise Price (subject to Section 5(a)), any vesting conditions, restrictions or limitations (which may be related to the performance of the Participant, the Company or any of its Affiliates)) and any acceleration of vesting or waiver or cancellation regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

            (e) subject to Section 8 hereof, modify, amend or adjust the terms and conditions of any Award, at any time or from time to time; provided, however, that the Committee may not, without shareholder approval, either (1) reduce the Exercise Price of an outstanding Stock Option or Other Stock Based Award or (2) simultaneously cancel Stock Options for which the Exercise Price exceeds the then current Fair Market Value of the underlying Common Stock and grant a new Award with an Exercise Price equal to the then current Fair Market Value of the underlying Common Stock.

            (f) determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

            (g) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

            (h) interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement, including, but not limited to, an Award Agreement relating thereto);

            (i) adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws or other laws applicable to the Company, its Affiliates, or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Awards or Plan Shares acquired upon exercise of Awards; and

            (j) otherwise supervise and administer of the Plan.

            The Committee may act only by a majority of its members then serving thereon, except that, if permissible under applicable law, the Committee may designate or allocate all or any portion of its responsibilities and powers to any one or more of their number or any officer of the Company. Any such designation or allocation may be revoked by the Committee at any time.

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            Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Award (or related Award Agreement) granted hereunder shall be determined and resolved by the Committee. Any determination or resolution made by the Committee pursuant to the provisions of the Plan with respect to the Plan, any Award or Award Agreement shall be made in the sole discretion of the Committee and, with respect to an Award, at the time of the grant of the Award or, unless in contravention of any express term of the Plan or the Award Agreement, at any time thereafter. Except as otherwise set forth herein or in any Award Agreement, all decisions made by the Committee in accordance with the terms of this Plan or the Award Agreements shall be final, conclusive and binding on all Persons, including the Company, its Affiliates and the Participants.

            To the maximum extent permitted by applicable law and the Articles of Association of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees and expenses of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Articles of Association of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

            The total number of shares of Common Stock reserved and available for grant under the Plan shall be 2,000,000 (subject to any increase or decrease pursuant to this Section 3). Shares subject to an Award under the Plan may be authorized and unissued shares of Common Stock or Common Stock held in or acquired for the treasury of the Company or both.

            If any shares of Restricted Stock or Other Stock-Based Awards are cancelled or if any Stock Option terminates without being exercised, the shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan. In addition, in determining the number of shares of Common Stock available for Awards other than Incentive Stock Options, if Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number shares of Common Stock otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, the number of shares of Common Stock exchanged or reduced as payment in connection with the exercise or for withholding shall again be available for purposes of Awards other than Incentive Stock Options under this Plan.

            The total number of shares of Common Stock subject to any Stock Option which may be granted under this Plan to each Participant on and after a Registration Event shall not exceed

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800,000 shares (subject to any increase or decrease pursuant to this Section 3)
during each fiscal year of the Company. The individual Participant limitations set forth in this Section 3 shall be cumulative; that is, to the extent that shares of Common Stock for which Options are permitted to be granted to a Participant pursuant to this Section during a fiscal year of the Company are not covered by a grant of an Option in the Company's fiscal year, such shares of Common Stock available for grants to such Participant automatically increase in the subsequent fiscal years during the term of the Plan until used.

            No individual may be granted in any fiscal year of the Company Other Stock-Based Awards that are contingent upon the attainment of Performance Goals covering more than 400,000 Shares (as such number may be adjusted from time to time).

            In the event any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary distribution with respect to the Common Stock, any sale or transfer of all or part of the Company's assets or business or other change in corporate structure affecting the Common Stock occurs or is proposed, the Committee or the Board may make such substitution or adjustment in the aggregate number and kind of shares or other property reserved for issuance under the Plan or any limitations under the Plan, in the number, kind and Exercise Price (as defined herein) of shares or other property subject to outstanding Stock Options, in the number and kind of shares or other property subject to Restricted Stock Awards or other Awards, and/or such other substitution or adjustments as the Committee or the Board may determine to be fair and appropriate in its sole discretion, provided that, in no case shall such determination adversely affect in any material respect the rights of a Participant hereunder or under any Award Agreement or the value of the Awards then held thereunder. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Stock Option and payment in cash or other property in exchange therefor.

            In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Stock Options, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Stock Option agreements), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

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SECTION 4. PARTICIPANTS

            The following persons shall be "Participants" eligible to be granted Awards under the Plan: (i) Persons who are officers, directors, employees or consultants of the Company and/or any of its Affiliates; (ii) Persons who at the time of grant may be performing (or subject to being required to perform) services for the Company or any of its Affiliates (including, without limitation, officers, directors, employees, Affiliates and consultants of FPC); and (iii) Non-Employee Directors of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates. However, Incentive Stock Options may be granted only to employees of the Company its Subsidiaries or its Parent.

SECTION 5. STOCK OPTIONS

            The Committee shall have the authority to grant to Participants Stock Options. Stock Options shall be evidenced by Option Agreements, which shall include such terms and provisions as the Committee may determine from time to time. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such other date as the Committee may determine. The Company shall notify a Participant of any grant of a Stock Option, and a written Option Agreement shall be duly executed and delivered by the Company to the Participant. Such Option Agreement shall become effective upon execution and delivery by the Participant to the Company.

            Stock Options shall be subject to the following terms and conditions, and shall contain such additional terms and conditions as the Committee shall deem desirable:

            (a) Exercise Price. The price per share of Common Stock purchasable under a Stock Option shall be such price as determined by the Committee and set forth in the Option Agreement (the "Exercise Price"); provided that the Exercise Price shall not be less than the nominal or par value of the Common Stock, and:

                  (i) in the case of an Incentive Stock Option

                        (A) granted to an employee of the Company, its Subsidiaries or its Parent who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all share classes of the Company or its Subsidiaries or its Parent (a "Ten Percent Shareholder"), the per share Exercise Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant; and

                        (B) granted to any employee of the Company, its Subsidiaries or its Parent other than a Ten Percent Shareholder, the per share Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

                  (ii) in the case of a Nonstatutory Stock Option, granted to a California Participant

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                        (A) who is a Ten Percent Shareholder, the per share
Exercise Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of the grant; and

                        (B) who is not a Ten Percent Shareholder, the per share Exercise Price shall be no less than eighty-five percent (85%) of the Fair Market Value per share on the date of grant.

                  (iii) in the case of any other Stock Option granted, the per share Exercise Price as determined by the Committee.

      (b) Option Term. The term of each Stock Option shall be fixed by the Committee provided, however, that no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted. Absent any such term being fixed by the Committee, pursuant to an Option Agreement or otherwise, such term shall be ten (10) years; provided, however, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

      (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided that Stock Options granted to California Participants (other than an officer, director, manager or consultant) shall become exercisable at a rate of no less than twenty percent (20%) per year over five (5) years from the date the Stock Options are granted. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

      (d) Method of Exercise. Subject to the provisions of this Section 5, vested Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

      Such notice shall be accompanied by payment in full of the Exercise Price per share by certified or bank check or such other instrument or method of payment as the Committee may accept. Unless determined otherwise by the Committee at the time of grant and set forth in the Option Agreement, payment, in full or in part, may also be made in the form of fully vested Common Stock (other than Restricted Stock) already owned by the Participant (for at least six months or such other period necessary to avoid a charge, for accounting purposes, against the Company's earnings as reported in the Company's financial statements if acquired upon exercise of a Stock Option or received upon the lapse of restrictions on an Award of Restricted Stock) of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised) or, if the Common Stock, is traded on a national securities exchange, The Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, to the extent permitted by law, through a procedure whereby the

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Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price.

      No shares of Common Stock shall be issued until full payment therefore has been made. Except as otherwise provided in the Management Shareholders' Agreement, if the Participant is a party to the Management Shareholders' Agreement, and subject to Sections 10(b), 10(e) and 10(h) hereof and the applicable Option Agreement, a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends and distributions), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested, has given the representations referred to in Section 10(b) or as may otherwise be required in accordance with Sections 10(e) and 10(h).

      (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted under the applicable Option Agreement, to a Family Member, subject to the restrictions in the Management Shareholders' Agreement. All Stock Options granted to California Participants shall not be transferable by such Participants except as permitted by the California Code of Regulations Section 260.140.41(d). All Stock Options granted to an individual shall be exercisable, subject to the terms of the Plan, during the Participant's lifetime, only by the Participant or any Person to whom such Stock Option is transferred pursuant to the preceding sentence, including such Participant's guardian, legal representative and other transferee. The term "Participant" includes the estate of the Participant or the legal representative of the Participant named in the Option Agreement and any Person to whom an Option is otherwise transferred in accordance with this Section 5(e), by will or the laws of descent and distribution; provided, however, that references herein to Employment of a Participant or termination of Employment of a Participant shall continue to refer to the Employment or termination of Employment of the applicable grantee of an Award hereunder.

      (f) Termination of Employment.

            (i) Termination for Any Reason (other than Cause). Except as otherwise determined by the Committee and expressly provided in the applicable Option Agreement or applicable employment or consulting agreement, upon the termination of the Participant's Employment for any reason (other than Cause), including death or Disability, vesting ceases, the term of unvested stock options lapses and vested and unvested options will become unexercisable, except that such Participant shall have ninety (90) days to exercise the portion of the Participant's Stock Option that is vested on the date of the Participant's termination of Employment. In no event shall the Committee grant a Stock Option to a California Participant that provides the California Participant with less than thirty (30) days after the date of such California Participant's termination of Employment if such termination was caused by other than death, Disability or Cause to exercise the Stock Option with respect to any vested shares. Furthermore, in no event shall the Committee grant a Stock Option to a California Participant that provides the California Participant with less than six months after the California Participant's termination due to death or Disability to exercise the Stock Option with respect to any vested shares. Notwithstanding anything contained herein to the contrary, the Participant shall not be permitted to exercise any Stock Option at a time beyond the initial option term.

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            (ii) Termination for Cause. All outstanding and unexercised Stock
Options, whether vested or unvested, as of the time the Participant is notified that his or her Employment is terminated for Cause or at the time the Participant voluntarily terminates employment within ninety (90) days after the occurrence of an event that would be grounds for a termination for Cause, will be cancelled immediately.

SECTION 6. RESTRICTED STOCK

      The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Participant, the purchase price, the conditions for vesting, the time or times within which such Awards may be subject to cancellation, repurchase and restrictions on transfer and any other terms and conditions of the Awards (including provisions (i) relating to placing legends on certificates representing shares of Restricted Stock, (ii) permitting the Company to require that shares of Restricted Stock be held in custody by the Company with a share transfer certificate from the owner thereof until restrictions lapse and (iii) relating to any rights to repurchase Restricted Stock on the part of the Company), in addition to those contained in the Management Shareholders' Agreement, if the Participant is a party to the Management Shareholders' Agreement. Each Participant receiving shares of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Unless otherwise specified in the Restricted Stock Agreement, upon a Participant's termination for any reason during the relevant restriction period, all unvested Restricted Stock will be forfeited to the Company, without compensation.

      Any right of the Company to repurchase shares of Restricted Stock from a California Participant upon termination of Employment shall be at a repurchase price that is at least equal to the lesser of (x) the Fair Market Value of such stock on the date of termination of Employment (provided that such repurchase right shall terminate as of the Registration Event) or (y) the original purchase price, provided that in the case of (y) such repurchase right lapses at a rate of no less than twenty percent (20%) of the shares per year over five years from the date the Restricted Stock is granted; and provided that in the case of both
(x) and (y) such repurchase right is exercised within ninety (90) days of termination of Employment. Furthermore, in addition to the foregoing restrictions, Restricted Stock held by an officer, director or consultant of the Company or one of its Affiliate may be subject to additional or greater restrictions and any restrictions set forth in the Company's Articles of Association. The terms and conditions of Restricted Stock Awards shall be set forth in a Restricted Stock Agreement, which shall include such terms and provisions as the Committee may determine from time to time, and which shall be duly executed and delivered by the Company to the Participant and become effective upon execution and delivery by the Participant to the Company. Except as provided in this Section 6, the Restricted Stock Agreement, the Management Shareholders' Agreement and any other relevant agreements, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock Award, including, if applicable, the right to vote the shares and, subject to the following sentence, the right to receive any cash dividends or distributions (but, subject to the third paragraph of Section 3, not the right to receive non-cash dividends or distributions). If so determined by the Committee in the applicable Restricted Stock Agreement, cash dividends and distributions on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting conditions applicable only to dividends and distributions.

SECTION 7. OTHER STOCK-BASED AWARDS

      The Committee is authorized to grant to Participants Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or a Subsidiary, stock appreciation rights (either separately or in tandem with Options), stock equivalent units, and Awards valued by reference to book value of shares of Common Stock.

      Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to or referenced by such Awards, and all other conditions of the Awards. Grants of Other Stock-Based Awards may be subject to such conditions, restrictions and contingencies as the Committee may determine which may include, but are not limited to, continuous service with the Company or an Affiliate and/or the achievement of Performance Goals. Except as provided in the last sentence of this paragraph, the criteria that may be used by the Committee in granting Other Stock-Based Awards contingent on Performance Goals shall consist of the attainment of one or more of the Performance Goals. The Committee may select one or more Performance Goals for measuring performance and the measuring may be stated in absolute terms or relative to comparable companies. The measurements used in Performance Goals set under the Plan shall be determined in accordance with Generally Accepted Accounting Principles ("GAAP"), except, to the extent that any objective Performance Goals are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m) of the Code. Other Performance Goals may be used to the extent such goals satisfy Section 162(m) of the Code or the Other-Stock Based Award is not intended to satisfy the requirements of Section 162(m) of the Code.

      Other Stock-Based Awards made pursuant to this Section 7 are subject to the following terms and conditions:

      (a) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Section 7 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

      (b) Vesting. Any Award under this Section 7 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

      (c) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.

      (d) Purchase Price. Common Stock issued on a bonus basis under this
Section 7 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Section 7 shall be priced as determined by the Committee.

      (e) Committee Certification. At the expiration of the Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals have been achieved.

SECTION 8. TERM, AMENDMENT AND TERMINATION

      This Plan will expire on September 5, 2013, ten years from its adoption by the Board. Awards outstanding as of such date shall not be affected or impaired by the expiration of the Plan and shall be subject to the terms of the Plan.

      The Board or the Committee may at any time amend, suspend, or terminate the Plan, prospectively or retroactively; provided, however, that, unless otherwise required by law or specifically provided herein, no amendment, suspension or termination shall be made that is adverse to the rights of a Participant under an Award theretofore granted without such Participant's consent; provided, further, without the approval of the shareholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code or the rules of any exchange or system on which the Common Stock is listed or traded, or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan or the maximum individual Participant limitations under Section 3; (ii) change the classification of Participants eligible to receive Awards under this Plan; (iii) decrease the minimum Exercise Price of any Stock Option; (iv) extend the maximum Stock Option period or (v) require shareholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, with regard to Incentive Stock Options, Section 422 of the Code.

      The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall be made that is adverse to the rights of the Participant thereunder without the Participant's consent.

SECTION 9. UNFUNDED STATUS OF PLAN

      It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 10. GENERAL PROVISIONS

      (a) Awards and Certificates. Shares of Restricted Stock and shares of Common Stock issuable upon the exercise of a Stock Option (together, "Plan Shares") shall be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws."

            "The securities represented by this certificate are subject to the terms and conditions set forth in a Management Shareholders' Agreement, dated as of September 5, 2003, as amended from time to time, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement."

      Such Plan Shares may bear other legends to the extent the Committee or the Board determines it to be necessary or appropriate, including any required by the Management Shareholders' Agreement. If and when all restrictions expire without a prior cancellation of the Plan Shares theretofore subject to such restrictions, upon surrender of legended certificates representing such shares new certificates for such shares shall be delivered to the Participant without the second legend listed above.

      (b) Representations and Warranties. The Committee may require each Person purchasing or receiving Plan Shares to (i) represent to and agree with the Company in writing that such Person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Committee deems appropriate.

      (c) Additional Compensation. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for its employees.

      (d) No Right of Employment. Adoption of the Plan or grant of any Award shall not confer upon any employee or any other individual any right to continued Employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the Employment of any eligible Participant at any time.

      (e) Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for income tax purposes or subject to Federal Insurance Contributions Act withholdings with respect to any Award, including, without limitation, upon exercise of any Stock Option, under the Plan, such Participant shall pay to the Company or, if appropriate, one of its Affiliates, or make arrangements satisfactory to the

Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, minimum required statutory withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

      (f) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid or by whom any rights of the Participant, after the Participant's death, may be exercised.

      (g) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

      (h) Compliance with Laws. If any law or any regulation of any governmental body, commission or agency having jurisdiction shall require the Company or a Participant seeking to exercise Stock Options to take any action with respect to the Plan Shares to be issued upon the exercise of Stock Options then the date upon which the Company shall issue or cause to be issued the Plan Shares or the rights associated therewith shall be postponed until full compliance (as determined by the Committee in its sole discretion) has been made with all such requirements of law or regulation; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act or other applicable statutes or regulations (including state "Blue Sky" or other securities laws), it is necessary to register any of the Plan Shares with respect to which an exercise of a Stock Option has been made, or to qualify any such Plan Shares (or the Company) for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Stock Options may be exercised and no Plan Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the Board nor the members of the Committee owes a fiduciary duty to any Participant in his or her capacity as such.

      (i) Fractional Shares. No fractional shares shall be issued under the Plan and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

      (j) Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal or foreign law and the rules of any stock exchange upon which the Company's common shares are listed, quoted or actively traded.

      (k) Information to Participants. The Company shall provide to each California Participant, not less frequently than annually, copies of annual financial statements. The Company shall also provide such statements to each individual who acquires Common Stock pursuant to the Plan while such individual owns such Common Stock. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

      (l) Agreement. As a condition to the grant of any Award, if requested by the Company and the lead underwriter of any IPO (the "Lead Underwriter"), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such IPO or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the "Lock-up Period"). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

      (m) Management Shareholders' Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of Plan Shares, to the extent required by the Committee, the Participant shall execute and deliver a shareholders' agreement or such other documentation which shall set forth certain restrictions on transferability of the Plan Shares, a right of first refusal of the Company with respect to Plan Shares, the right of the Company to purchase Plan Shares and such other terms as the Board or Committee shall from time to time establish. Such shareholders' agreement shall apply to all Plan Shares acquired under the Plan. The Company may require, as a condition of grant or exercise of any Award, the Participant to become a party to any other existing shareholders' agreement.

      (n) California Provisions. Notwithstanding anything herein to the contrary, the provisions in the Plan applicable to Awards granted to California Participants shall apply only to the extent necessary to comply with Title 10 of the California Code of Regulations at the time an Award is granted and shall not apply if the Common Stock is an exempt security under Section 25100 of the California Corporations Code.

                                   APPENDIX A

                              PERFORMANCE CRITERIA

                              --------------------


      Performance Goals established for purposes of an Award of Performance-Based Awards intended to comply with Section 162(m) of the Code shall be based on one or more of the following performance criteria ("Performance Criteria"): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital;
(vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company's common stock; (x) the growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends; or (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs. For purposes of item (i) above, "extraordinary items" shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

      In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under
Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or
(ii) adjust, modify or amend the aforementioned business criteria.

                                 AMENDMENT NO. 1
                           UNITED NATIONAL GROUP, LTD.
                              SHARE INCENTIVE PLAN

            This AMENDMENT No. 1 (the "Amendment") dated 25 September 2003 amends the terms and conditions of the United National Group, Ltd. Share Incentive Plan dated 5 September 2003 (the "Plan").

            WHEREAS, by written resolution of the Directors of United National Group, Ltd., an exempted company incorporated with limited liability under the law of the Cayman Islands (the "Company"), dated 15 September 2003, the Plan was unanimously approved by the Directors of the Company; and

            WHEREAS, the Board of Directors of the Company desire to effect the revisions to the Plan set forth herein effective the date hereof.

            NOW, THEREFORE, the Plan is amended as follows:

      1. The first sentence of Section 3 of the Plan is amended to read in its entirety as follows:

            "The total number of shares of Common Stock reserved and available for grant under the Plan shall be 2,500,000 (subject to any increase or decrease pursuant to this Section 3)."

      2. The phrase "the laws of the State of Delaware" in Section 8 of the Plan is removed and replaced with the words "applicable law."